                                                                    Exhibit 99.1

          AMCOMP REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

NORTH PALM BEACH, FL, MARCH 1, 2007 - AmCOMP Incorporated  (Nasdaq:  AMCP) today announced results for the fourth quarter and year ended December 31, 2006.

For the year ended December 31, 2006, net income was $16.6 million, or $1.11 per diluted  share,  compared to net income of $16.8  million,  or $1.76 per diluted share,  for the year ended December 31, 2005.  Weighted  average  diluted shares outstanding  were 14,931,000 in 2006 compared to 9,562,000 in 2005. Total annual revenue  increased  6.2% to $283.9  million in 2006 versus $267.3 million in the prior year.

The net combined  ratio for the year ended December 31, 2006, was 95.8% compared to 92.9% for the same period in 2005. Loss and loss adjustment  expenses for the year ended  December 31, 2006,  were $163.7 million versus $143.7 million in the same period in 2005. Total underwriting expenses for the year were $81.7 million in 2006 compared to $86.0 million in the prior year.

For the fourth  quarter  of 2006,  net  income  was $1.3  million,  or $0.08 per diluted  share,  compared  to net income of $4.7  million,  or $0.49 per diluted share, for the same period in 2005.  Weighted average diluted shares outstanding for the fourth  quarter of 2006 were  15,637,000  compared to 9,562,000  for the fourth  quarter of 2005.  Total revenue for the fourth quarter of 2006 was $68.7 million versus $69.0 million in the comparable period in 2005.

The net combined ratio for the fourth  quarter was 103.7%  compared to 93.4% for the same  period  in 2005.  Loss and loss  adjustment  expenses  for the  fourth quarter 2006 were $44.4 million versus $35.2 million in the same period in 2005.
Total  underwriting  expenses for the fourth quarter were $20.0 million compared to $24.3 million in the prior year period.

Book value per share is $8.93 at December 31, 2006.

Commenting on the Company's 2006 financial  results,  Debra Ruedisili,  AmCOMP's
Executive Vice President and Chief Operating  Officer,  said: "While we produced stellar results  throughout the first three quarters of the year, we were unable to maintain our momentum in the fourth quarter of the year,  which was adversely impacted by four  catastrophic  losses totaling $8.0 million  pre-tax  including
IBNR as well as an exceedingly  competitive marketplace with significant pricing pressure

"We are  disappointed  with our fourth quarter and full-year  results but remain
confident  in  our  overall   business   model.   Despite  this  single  quarter
disappointment, our annualized average return on equity was 15.7% as of year-end
2006, which is higher than our industry's  average. In 2007, we will continue to focus on  producing  consistent  underwriting  profits  and we look  forward  to successfully executing our strategy," Ms. Ruedisili concluded.

ABOUT AMCOMP

With roots dating back to 1982,  AmCOMP  Incorporated  is an  insurance  holding company whose wholly owned subsidiaries,  AmCOMP Preferred and AmCOMP Assurance, are  mono-line  workers'  compensation  insurers  with  products  that  focus on value-added services to policyholders. Currently marketing insurance policies in
15 core  states  and  targeting  small to  mid-sized  employers  in a variety of industries, AmCOMP distributes its products through independent agencies.

CONFERENCE CALL

The Company will host a conference call on Friday, March 2, 2007, at 8:00 AM ET, featuring  remarks  by Debra  Ruedisili,  Executive  Vice  President  and  Chief
Operating Officer, and Kumar Gursahaney,  Senior Vice President, Chief Financial
Officer and  Treasurer.  The  conference  call is  available  via webcast on the
Company's      website      and     can     be      accessed     by     visiting
http://ir.amcomp.com/eventdetail.cfm?eventid=35104.  The dial-in  number for the conference  call is  913-981-5535.  Please call at least five minutes before the scheduled start time.

There will be an audio reply of the call, which will be available starting 11:00
AM ET on March 2nd  through  11:59 PM ET March 5, 2007,  and may be  accessed by calling  888-203-1112  and using  the pass code  4317750.  The  conference  call webcast will be available on the Company's website for 60 days.

FORWARD-LOOKING STATEMENTS

Statements  made in this press  release,  including  those  about the  Company's financial  condition  and results of  operations  and about its future plans and objectives that are not based on historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section  21E of the  Securities  Exchange  Act of 1934,  as  amended.  The words
"believe," "expect," "plans," "intend," "project,"  "estimate," "may," "should,"
"will,"  "continue,"   "potential,"  "forecast"  and  "anticipate"  and  similar
expressions  identify  forward-looking  statements.  Any such statements involve known and unknown risks,  uncertainties  and other factors,  including those set forth  under the  heading  "Risk  Factors"  in the  Company's  filings  with the
Securities  and  Exchange  Commission.  Such factors may cause  AmCOMP's  actual performance,  condition and  achievements  to be materially  different  than any future performance,  condition and achievement  discussed in this press release.
All subsequent written and oral forward-looking statements attributable to us or individuals  acting on our behalf are expressly  qualified in their  entirety by these  cautionary  statements.  We undertake no obligation to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise, except as required by law.

Set forth in the tables below are summary  results of  operations  for the three month and twelve month  periods  ended  December  31, 2006 and 2005,  as well as selected  balance  sheet data as of December  31, 2006 and 2005.  The  following information  is  preliminary  and unaudited and is subject to change until final results are  publicly  distributed.  The Company  currently  expects to file its audited  consolidated  financial  statements  with the  Securities  and Exchange
Commission as part of its annual  report on Form 10-K in a timely  fashion on or before March 31, 2007.

                      AmCOMP Incorporated and Subsidiaries
                 Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts and ratios)
                                   (unaudited)

                                               Three Months Ended          Twelve Months Ended
                                                  December 31,                December 31,
                                               2006          2005          2006          2005
                                            ----------------------------------------------------
Statement of Operations Data:
Revenue:
Net premiums earned                         $  63,991     $  65,827     $ 266,456     $ 256,603
Net investment income                           4,682         3,161        17,461        10,798
Net realized investment loss                      (13)          (61)         (307)         (385)
Other income                                       88            36           333           285
                                            ---------     ---------     ---------     ---------
     Total revenue                             68,748        68,963       283,943       267,301
Expenses:
Losses and loss adjustment expenses            44,434        35,174       163,670       143,663
Policy acquisition expenses                    15,015        12,946        49,547        51,508
Underwriting and other expenses                 4,998        11,327        32,175        34,447
Dividends to policyholders                      1,915         2,024         9,926         8,612
Interest expense                                1,190           805         3,807         2,960
                                            ---------     ---------     ---------     ---------
     Total expenses                            67,552        62,276       259,125       241,190

                                            ---------     ---------     ---------     ---------
Income before income taxes                      1,196         6,687        24,818        26,111
Income tax (benefit) expense                      (60)        2,028         8,256         9,326
                                            ---------     ---------     ---------     ---------
     Net income                             $   1,256     $   4,659     $  16,562     $  16,785
                                            =========     =========     =========     =========

Operating Data:
Direct premiums written                     $  53,448     $  61,935      $266,827      $270,331
Gross premiums written                         54,589        63,024       273,713       277,095
Net premiums written                           52,796        60,215       264,788       267,652
Per Share Data:
Earnings per share
     Basic                                  $    0.08     $    0.87     $    1.15     $    3.13
     Diluted                                     0.08          0.49          1.11          1.76
Weighted average common shares outstanding
     Basic                                     15,596         5,367        14,452         5,367
     Diluted                                   15,637         9,562        14,931         9,562
Selected Insurance Ratios:
Net loss ratio(1)                                69.4%         53.4%         61.4%         56.0%
Net policy acquisition expense ratio(2)          23.5%         19.7%         18.6%         20.1%
Underwriting and other expense ratio(3)           7.8%         17.2%         12.1%         13.4%
Net combined ratio, excluding policyholder
dividends(4)                                    100.7%         90.3%         92.1%         89.5%
Dividend ratio(5)                                 3.0%          3.1%          3.7%          3.4%
                                            ---------     ---------     ---------     ---------
Net combined ratio, including policyholder
dividends(6)                                    103.7%         93.4%         95.8%         92.9%
                                            ---------     ---------     ---------     ---------

----------------
(1) Losses and loss adjustment  expenses divided by net premiums  earned,  after the effects of reinsurance
(2) Net policy acquisition expenses divided by net premiums earned
(3) Underwriting and other expenses divided by net premiums earned
(4) Sum of ratios computed in footnotes 1, 2 and 3
(5) Dividends to policyholders divided by net premiums earned
(6) Sum of ratios computed in footnotes 1, 2, 3 and 5

                  AmCOMP Incorporated and Subsidiaries
                       Consolidated Balance Sheets
                             (in thousands)
                               (unaudited)

                                           December 31,     December 31,
                                               2006             2005
                                           -----------------------------
Assets:
Cash and investments                         $436,775         $338,546
Premiums receivable - net                     106,270          104,522
Reinsurance recoverables                       75,360           83,880
Deferred policy acquisition costs              20,749           19,413
Deferred income taxes - net                    21,613           20,871
Other assets                                   23,730           22,455
                                             --------         --------
Total Assets                                 $684,497         $589,687

Liabilities and stockholders' equity:

Unpaid losses and loss adjustment expenses   $334,363         $309,857
Unearned and advance premiums                 115,218          115,574
Notes payable                                  38,250           40,036
Other liabilities                              57,378           52,239
                                             --------         --------
Total liabilities                            $545,209         $517,706
Preferred stock                                  --             23,098
Total stockholders' equity                    139,288           71,981
                                             --------         --------
Total liabilities and stockholders' equity   $684,497         $589,687
                                             ========         ========

CONTACTS:
AmCOMP Incorporated, North Palm Beach

Kumar Gursahaney
Chief Financial Officer
561-840-7171 ext. 11700

Gale Blackburn
Vice President of Investor Relations
561-840-7171 ext. 11586

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